SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2004

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

The following information is filed pursuant to Item 5, “Other Events and Regulation FD Disclosure.”

On June 30, 2004, CONSOL Energy Inc. issued a press release announcing that it completed a $600 million Senior Secured Loan Agreement, effective June 30, 2004, to replace an existing facility of $266,750,000. The new agreement consists of a five-year $400 million revolving credit facility and a six-year $200 million Tranche B credit-linked deposit facility. The Tranche B facility was subscribed at about $1.2 billion. A copy of CONSOL Energy’s press release is attached to this Form 8-K as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.52	Credit Agreement, dated as of June 30, 2004, by and among CONSOL Energy Inc., PNC Bank, National Association and Citicorp North America, Inc., as Co-Administrative Agents, the Lenders described therein and the Guarantors party thereto.

99.1	Press Release of CONSOL Energy Inc. dated June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ WILLIAM J. LYONS
William J. Lyons Senior Vice President and Chief Financial Officer

Dated: July 1, 2004